Exhibit 10.22

AMENDMENT NO. 4
TO MASTER REPURCHASE AGREEMENT

Amendment No. 4, dated as of November 1, 2011 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), PENNYMAC CORP. (the “Seller”), PENNYMAC MORTGAGE INVESTMENT TRUST (a “Guarantor”) and PENNYMAC OPERATING PARTNERSHIP, L.P (a “Guarantor” and together with the other Guarantor, the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of November 2, 2010 (as amended, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”).  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of November 2, 2010, as the same may be further amended from time to time, by the Guarantors in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.           Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Maximum Committed Purchase Price” and “Termination Date” in their entirety and replacing them with the following:

“Maximum Committed Purchase Price” means ONE-HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

“Termination Date” means the earlier of (a) October 30, 2012, and (b) the date of the occurrence of an Event of Default.

SECTION 2.           Reports.  Section 17 of the Existing Repurchase Agreement is hereby amended by deleting subsection (b)(1) in its entirety and replacing it with the following:

(1)           as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Seller and PennyMac Mortgage Investment Trust and their consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings for the Seller and PennyMac Mortgage Investment Trust and their consolidated

Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller and PennyMac Mortgage Investment Trust, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and PennyMac Mortgage Investment Trust and their consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments and cash flow statements) consistently applied, as at the end of, and for, such period;

SECTION 3.           Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1           Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)           this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantors; and

(b)           such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4.           Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 5.           Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 6.           Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 8.           Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement, as amended hereby.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ A. Adam Loskove
Name: A. Adam Loskove
Title: Vice President

PennyMac Corp., as Seller

By:	/s/ David M. Walker
Name: David M. Walker
Title: Chief Credit Officer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ David M. Walker
Name: David M. Walker
Title: Chief Credit Officer

PennyMac Operating Partnership, L.P., as Guarantor

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ David M. Walker
Name: David M. Walker
Title: Chief Credit Officer